Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated November 28, 2018, relating to the consolidated financial statements of Hawk Parent Holdings LLC and its subsidiaries, which report was included in Repay Holdings Corporation’s Report on Form 10-K/A filed May 5, 2020. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Warren Averett, LLC
Birmingham, Alabama
August 28, 2020